EXHIBIT 21

                  SUBSIDIARIES AND AFFILIATES OF THE REGISTRANT

                                                                Percentage of
                                                              voting securities
                                       Jurisdiction of        owned directly or
       Name                             Incorporation       indirectly by Quaker
       ----                             -------------       --------------------

  *  Quaker Chemical Europe B.V.          Holland                  100%

  *  Quaker Chemical B.V.                 Holland                  100%

 +*  Quaker Chemical Holdings UK          United Kingdom           100%
       Limited

  *  Quaker Chemical Limited              United Kingdom           100%

  *  Quaker Chemical S.A.                 France                   100%

 **  Quaker Chemical South                Republic of               50%
       Africa (Pty.) Limited              South Africa

  *  Quaker Chemical, S.A.                Spain                    100%

  *  Quaker Chemical S.A.                 Argentina                100%

  +  Quaker Chemical Participacoes,       Brazil                   100%
       Ltda.

  *  Quaker Chemical Industria e          Brazil                    60%
       Comercio S.A.

   * Quaker Chemical India Limited        India                     55%

 **  Kelko Quaker Chemical, S.A.          Venezuela                 50%

  *  Quaker Chemical Limited              Hong Kong                100%

  *  Wuxi Quaker Chemical Co.,            China                     60%
       Ltd.


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 +*  Quaker Chemical South East           Singapore                100%
       Asia Pte. Ltd.

 **  Nippon Quaker Chemical, Ltd.         Japan                     50%

  *  Quaker Chemical (Australasia)        State of New South        51%
       Pty. Limited                       Wales, Australia

 **  TecniQuimia Mexicana                 Mexico                    40%
       S.A. de C.V.

 +*  SB Decking, Inc. (formerly           Delaware, U.S.A.         100%
       Selby, Battersby & Co.)

  *  Quaker Chemical Corporation          Delaware, U.S.A.         100%

  +  Quaker Chemical Management,          Delaware, U.S.A.         100%
         Inc.

  *  AC Products, Inc.                    California, U.S.A.       100%

 **  Fluid Recycling Services             Michigan, U.S.A.          50%
       Company, LLC

------------------
  +  A non-operating company.
  *  Included in the consolidated financial statements.
 ** Accounted for in the consolidated financial statements under the equity method.


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